CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 30, 1999, related to the financial statements of Banner Holding Corp. and to the reference to our firm under the caption "Experts" in the prospectus.

                                    Sweeney, Gates & Co.


Fort Lauderdale, Florida
February 15, 2000